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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

   AMERICAN COLOR GRAPHICS TO REPORT THIRD QUARTER RESULTS ON FEBRUARY 13, 2004

BRENTWOOD, TN, February 9, 2004 - ACG Holdings, Inc. and American Color Graphics, Inc. (collectively, the "Company") announced today that it will report third quarter and the nine months ended December 31, 2003 results on Friday, February 13, 2004. The Company will hold a conference call for investors at 11:00a.m. EST. The call can be accessed as follows:

         o By telephone dial-in with the capability to participate in the question and answer portion of the call. The telephone dial-in number for participants in the United States is 888-323-2715 and the pass-code confirmation # is 3770377. The telephone dial-in number for participants outside the United States is 773-756-4708 and the pass-code confirmation # is 3770377.

An audio replay of the conference call will be available at 6:30p.m. EST on February 13, 2004 through February 20, 2004. The dial-in number for participants in the United States is 800-879-5193. The audio replay dial-in number for participants outside the United States is 402-220-4726.



FORWARD LOOKING STATEMENTS

The conference call may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements on the call that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "project," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements may include statements addressing future financial condition and operating results.

Economic, business, competitive and/or regulatory factors affecting the Company's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these and other factors is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, as reissued, and its Quarterly Report on Form 10-Q for the quarter and nine months ended December 31, 2003 that will be filed with the Securities Exchange Commission on or before February 13, 2004. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ACG Holdings, is the parent company of American Color Graphics and American
Color.

American Color Graphics is one of the leading printers of advertising inserts and newspaper products in the United States. The Company's production facilities print and distribute products such as weekly retail advertising inserts, Sunday comic sections, comic books and other publications for many of the country's retailers and major newspapers.

American Color is one of the most technologically advanced providers of premedia services in the United States. Our premedia services segment provides our customers with a complete solution for the preparation and management of materials for printing, including the capture, manipulation, transmission and distribution of images.


Contacts

American Color Graphics, Inc.
Patrick W. Kellick   615-377-7430





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